Exhibit 99.1
AWH ANNOUNCES Q3 2023 FINANCIAL RESULTS
Reported Record Quarterly Revenue for 6th Consecutive Quarter
Achieved $141.3M Net Revenue in Q3 2023, a 27.0% Increase Year-Over-Year and 14.9% Increase Quarter-Over-Quarter
Reported $29.5 million in Adjusted EBITDA, a 38.5% Quarter-Over-Quarter Improvement
Improved Adjusted EBITDA Margins by 356 Basis Points Sequentially
Generates Positive Cash from Operations1 for Third Consecutive Quarter
Generates First Quarter of Positive Free Cash Flow1
NEW YORK, NY, November 7, 2023 — Ascend Wellness Holdings, Inc. (“AWH” or the “Company” or “Ascend”) (CSE: AAWH.U/ OTCQX:AAWH), a vertically integrated multi-state cannabis operator focused on bettering lives through cannabis, today reported its financial results for the three months ending September 30, 2023 (“Q3 2023”). Financial results are reported in accordance with U.S. generally accepted accounting principles (“GAAP”) and all currency is in U.S. dollars.
Q3 2023 Financial Highlights
•Gross revenue increased 26.6% year-over-year and 12.5% quarter-over-quarter to $169.9 million.
•Net revenue, which excludes intercompany sales of wholesale products, increased 27.0% year-over-year and 14.9% quarter-over-quarter to $141.3 million.
•Retail revenue increased 22.3% year-over-year and 12.7% quarter-over-quarter to $101.3 million.
•Gross wholesale revenue increased 33.4% year-over-year and 12.2% quarter-over-quarter to $68.7 million. Wholesale revenue, net of intercompany sales, increased 40.6% year-over-year and 20.7% quarter-over-quarter to $40.0 million.
•Net loss of $11.2 million during the quarter represented an improvement compared to $16.9 million in Q3 2022.
•Adjusted EBITDA2 was $29.5 million, representing a 20.9% margin. Adjusted EBITDA improved 38.5% and Adjusted EBITDA margin improved by 356 basis points quarter-over-quarter. Adjusted EBITDA increased 6% and margins declined 406 basis points year-over-year.
•As of September 30, 2023, cash and cash equivalents were $63.9 million and net debt3 was $243.5 million.
1     Excludes the receipt of a $3.3 million Employee Retention Tax Credit (“ERTC”).
2    Adjusted EBITDA/margin and Adjusted Gross Profit/margin are a non-GAAP financial measures. Please see the “GAAP Reconciliations” at the end of this release.
3    Total debt less cash and cash equivalents less unamortized deferred financing costs.

•Generated $24.2 million of cash flows from operations, representing the third quarter in a row of positive operating cash flow. This excluded a benefit from receipt of $3.3 million in cash received during the quarter related to the employee retention tax credit (“ERTC”), which was collected and then returned to the lender as debt repayment of an advance previously received. The Company generated $12.9 million in Free Cash Flow in Q3, excluding this same ERTC cash receipt.
Business Highlights
•During the quarter, the Company commenced adult-use sales at four dispensaries in Maryland.
•Subsequent to the quarter, the Company announced key leadership changes. These changes include the appointment of Mark Cassebaum as Chief Financial Officer, effective November 27th, 2023; the appointment of Chris Holzer as Chief of Operations; and the appointment of Denise Pedulla as Chief Legal Officer and Corporate Secretary.
Management Commentary
“With sincere thanks to our customers, partners, investors, lenders, and the Ascend team, our Q3 performance exceeded expectations. We achieved a record-breaking six-quarter net revenue streak with a 15% quarter-over-quarter and 27% year-over-year growth. Improvements in gross profit and EBITDA further position Ascend for success. We remain focused on scaling in adult-use markets and accretive acquisitions to bolster our robust asset footprint across key regions," said Abner Kurtin, Executive Chairman.
John Hartmann, Chief Executive Officer, remarked, “In my first full quarter as Ascend's CEO, we've been diligently optimizing operations and fortifying our team. Early signs of results are encouraging, with a noteworthy 13% sequential surge in retail revenue, chiefly propelled by the successful launch of adult-use sales in Maryland. Moreover, our net wholesale business experienced an impressive 21% sequential growth, driven by growth in New Jersey, Illinois, and Massachusetts. We've further expanded our offerings, introducing the ‘Royale’ super-premium brand, while actively working to resolve cultivation challenges in New Jersey. With gratitude for our dedicated team, I'm enthusiastic about Ascend's promising future.”
Dan Neville, outgoing Chief Financial Officer, emphasized, "Our commitment to generating cash flow and achieving self-sufficiency is clear. This is exemplified by our achievement of generating $24 million in cash from operations. Additionally, we achieved positive free cash flow during the quarter. We are firmly on course to continue generating cash from operations for the full year, a momentous milestone in our journey toward self-sufficiency."

Q3 2023 Financial Overview
Net revenue increased 14.9% quarter-over-quarter, driven by growth in both the retail and wholesale businesses.
Total retail revenue in the third quarter of 2023 was $101.3 million, which represents an 12.7% increase compared to the prior quarter and was driven by the start of adult-use sales in AWH’s four Maryland dispensaries; the full quarter benefit of Tinley Park, Illinois; and sequential improvements across the bulk of the footprint.
Gross wholesale revenue was $68.7 million, a 12.2% sequential increase, driven by increases in wholesale revenue across all six of the Company’s markets, with the largest growth in the New Jersey, Illinois, and

Massachusetts markets. Net wholesale revenue, excluding intercompany sales, increased 20.7% sequentially to $40.0 million, driven by increases in third-party wholesale sales in New Jersey, Illinois, and Massachusetts, partially offset by small declines in Michigan.
Q3 2023 gross profit was $43.6 million, or 30.8% of revenue, compared to $28.3 million, or 23.0% of revenue, in the prior quarter. Q3 2023 Adjusted Gross Profit1 was $56.4 million, or 39.9% of revenue, compared to $44.9 million, or 36.5% of revenue, in the prior quarter. Adjusted Gross Profit1 excludes depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, and non-cash inventory adjustments. Adjusted Gross Profit1 margin increased 340 basis points sequentially driven by margin improvements as a result of adult-use sales commencing in Maryland and margin improvements in the Massachusetts and New Jersey wholesale businesses.
Total Q3 2023 general and administrative (“G&A”) expenses were $40.0 million, compared to $36.3 million in the prior quarter. Total G&A expenses as a percentage of revenue improved from 29.5% of revenue in the prior quarter to 28.3% of revenue as the Company leveraged existing G&A infrastructure.
Net loss in the third quarter of 2023 was $11.2 million.
Adjusted EBITDA1, which adjusts for tax, interest, depreciation, amortization, equity-based compensation, and other items deemed one-time or non-recurring in nature, was $29.5 million in Q3 2023. This represents an 38.5% increase quarter-over-quarter driven by the aforementioned gross profit improvements. Adjusted EBITDA Margin1 of 20.9% represented a 356 basis point increase compared to the prior quarter.
Non-GAAP Financial Information
This press release includes certain non-GAAP financial measures as defined by the United States Securities and Exchange Commission (“SEC”), including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, and Adjusted EBITDA Margin. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measure calculated and presented in accordance with GAAP are included in the financial schedules attached to this press release. This information should be considered as supplemental in nature and not as a substitute for, or superior to, any measure of performance prepared in accordance with GAAP.
Conference Call and Webcast
AWH will host a conference call on November 7, 2023 at 8:30 a.m. ET to discuss its financial results for the quarter ended September 30, 2023. The conference call may be accessed by dialing (888) 390-0605. A live audio webcast of the call will also be available on the Investor Relations section of AWH’s website at https://www.awholdings.com/investors and will be archived for replay.

About Ascend Wellness Holdings, Inc.
AWH is a vertically integrated operator with assets in Illinois, Maryland, Massachusetts, Michigan, Ohio, New Jersey, and Pennsylvania. AWH owns and operates state-of-the-art cultivation facilities, growing award-winning strains and producing a curated selection of products for retail and wholesale customers. AWH produces and distributes its in-house Common Goods, Simply Herb, Ozone, Ozone Reserve, Tunnel Vision, and Royale branded products. For more information, visit www.awholdings.com.

Additional information relating to the Company’s third quarter 2023 results is available on the Investor Relations section of AWH’s website at https://awholdings.com/investors/, the SEC’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) at www.sec.gov and Canada’s System for Electronic Document Analysis and Retrieval (“SEDAR”) at www.sedarplus.ca.
Cautionary Note Regarding Forward-Looking Information
This news release includes forward-looking information and statements, which may include, but are not limited to, the plans, intentions, expectations, estimates, and beliefs of the Company. Words such as “expects”, “continue”, “will”, “anticipates” and “intends” or similar expressions are intended to identify forward-looking information and statements. Without limiting the generality of the preceding statement, all statements in this press release relating to estimated and projected revenue, expectations regarding production capacity, anticipated capital expenditures, expansion, profit, product demand, margins, costs, cash flows, sources of capital, growth rates and future financial and operating results are forward-looking information and statements. We caution investors that any such forward-looking statements and information are based on the Company’s current projections and expectations about future events and financial trends, the receipt of all required regulatory approvals, and on certain assumptions and analysis made by the Company in light of the experience of the Company and perception of historical trends, current conditions and expected future developments and other factors management believes are appropriate.
Forward-looking information and statements involve and are subject to assumptions and known and unknown risks, uncertainties, and other factors which may cause actual events, results, performance, or achievements of the Company to be materially different from future events, results, performance, and achievements expressed or implied by forward-looking information and statements herein. Such factors include, among others, the risks and uncertainties identified in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, and in the Company’s other reports and filings with the applicable Canadian securities regulators on its profile on SEDAR at www.sedarplus.ca and with the SEC on its profile on EDGAR at www.sec.gov. Although the Company believes that any forward-looking information and statements herein are reasonable, in light of the use of assumptions and the significant risks and uncertainties inherent in such information and statements, there can be no assurance that any such forward-looking information and statements will prove to be accurate, and accordingly readers are advised to rely on their own evaluation of such risks and uncertainties and should not place undue reliance upon such forward-looking information and statements. Any forward-looking information and statements herein are made as of the date hereof, and except as required by applicable laws, the Company assumes no obligation and disclaims any intention to update or revise any forward-looking information or statements herein or to update the reasons that actual events or results could or do differ from those projected in any forward looking information and statements herein, whether as a result of new information, future events or results, or otherwise, except as required by applicable laws. The Canadian Securities Exchange has not reviewed, approved or disapproved the content of this news release.

Contacts
Investor Contact
EVP, Investor Relations & Strategy
Rebecca Koar
IR@awholdings.com
(617) 453-4042 ext. 90102

Chief Executive Officer
John Hartmann
(617) 453-4042 ext. 90102

ASCEND WELLNESS HOLDINGS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS INFORMATION (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per share amounts)	2023	2022	2023	2022
Revenue, net	$141,268	$111,238	$378,432	$293,827
Cost of goods sold	(97,712)	(74,602)	(270,853)	(200,776)
Gross profit	43,556	36,636	107,579	93,051
Operating expenses
General and administrative expenses	40,009	34,159	111,762	100,959
Settlement expense	—	—	—	5,000
Total operating expenses	40,009	34,159	111,762	105,959
Operating profit (loss)	3,547	2,477	(4,183)	(12,908)

Other income (expense)
Interest expense	(8,963)	(8,434)	(28,419)	(23,711)
Other, net	902	273	25,211	527
Total other expense	(8,061)	(8,161)	(3,208)	(23,184)
Loss before income taxes	(4,514)	(5,684)	(7,391)	(36,092)
Income tax expense	(6,726)	(11,178)	(21,480)	(29,757)
Net loss	$(11,240)	$(16,862)	$(28,871)	$(65,849)

Net loss per share attributable to Class A and Class B common stockholders — basic and diluted	$(0.05)	$(0.09)	$(0.15)	$(0.36)
Weighted-average common shares outstanding — basic and diluted	205,710	187,697	196,616	181,833

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED CASH FLOW INFORMATION (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2023	2022	2023	2022
Net cash provided by (used in) operating activities	$27,491	$(1,780)	$58,666	$(22,285)
Cash flows from investing activities
Additions to capital assets	(11,297)	(30,517)	(16,012)	(62,959)
Investments in notes receivable	(584)	(1,001)	(15,169)	(2,391)
Collection of notes receivable	81	81	245	245
Proceeds from sale of assets	—	—	15,000	39,225
Acquisition of businesses, net of cash acquired	—	—	(19,857)	(24,890)
Purchases of intangible assets	(15,000)	(14,772)	(15,943)	(43,781)
Net cash used in investing activities	(26,800)	(46,209)	(51,736)	(94,551)
Cash flows from financing activities
Proceeds from issuance of common stock in private placement, net of offering expenses	—	—	7,000	—
Proceeds from issuance of debt	—	—	—	65,000
Repayments of debt	(4,096)	(834)	(23,188)	(2,289)
Repayments under finance leases	(109)	(23)	(256)	(23)
Debt issuance costs	—	(312)	—	(4,998)
Taxes withheld under equity-based compensation plans, net	(611)	—	(711)	(4,942)
Net cash (used in) provided by financing activities	(4,816)	(1,169)	(17,155)	52,748
Net decrease in cash, cash equivalents, and restricted cash	(4,125)	(49,158)	(10,225)	(64,088)
Cash, cash equivalents, and restricted cash at beginning of period	68,046	140,551	74,146	155,481
Cash, cash equivalents, and restricted cash at end of period	$63,921	$91,393	$63,921	$91,393

ASCEND WELLNESS HOLDINGS, INC.
SELECTED CONDENSED CONSOLIDATED BALANCE SHEET INFORMATION (UNAUDITED)

(in thousands)	September 30, 2023	December 31, 2022
Cash and cash equivalents	$63,921	$74,146
Inventory	89,092	97,532
Other current assets	58,312	27,065
Property and equipment, net	269,648	279,860
Operating lease right-of-use assets	132,387	108,810
Intangible assets, net	227,568	221,093
Goodwill	47,291	44,370
Other noncurrent assets	19,768	19,284
Total Assets	$907,987	$872,160

Total current liabilities	$129,755	$110,949
Long-term debt, net	301,989	319,297
Operating lease liabilities, noncurrent	262,988	229,816
Other noncurrent liabilities	53,790	48,683
Total stockholders’ equity	159,465	163,415
Total Liabilities and Stockholders’ Equity	$907,987	$872,160

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
We define “Adjusted Gross Profit” as gross profit excluding non-cash inventory costs, which include depreciation and amortization included in cost of goods sold, equity-based compensation included in cost of goods sold, start-up costs included in cost of goods sold, and other non-cash inventory adjustments. We define “Adjusted Gross Margin” as Adjusted Gross Profit as a percentage of net revenue. Our “Adjusted EBITDA” is a non-GAAP measure used by management that is not defined by U.S. GAAP and may not be comparable to similar measures presented by other companies. We define “Adjusted EBITDA Margin” as Adjusted EBITDA as a percentage of net revenue. Management calculates Adjusted EBITDA as the reported net loss, adjusted to exclude: income tax expense; other (income) expense; interest expense, depreciation and amortization; depreciation and amortization included in cost of goods sold; non-cash inventory adjustments; equity-based compensation; equity-based compensation included in cost of goods sold; start-up costs; start-up costs included in cost of goods sold; transaction-related and other non-recurring expenses; litigation settlement; and gain or loss on sale of assets. Accordingly, management believes that Adjusted EBITDA provides meaningful and useful financial information, as this measure demonstrates the operating performance of the business. Non-GAAP financial measures may be considered in addition to the results prepared in accordance with U.S. GAAP, but they should not be considered a substitute for, or superior to, U.S. GAAP results.
The following table presents Adjusted Gross Profit for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Gross Profit	$43,556	$36,636	$107,579	$93,051
Depreciation and amortization included in cost of goods sold	7,435	4,722	22,265	11,618
Equity-based compensation included in cost of goods sold	2,476	2,629	4,457	9,791
Start-up costs included in cost of goods sold(1)	—	2,610	1,570	10,781
Non-cash inventory adjustments(2)	2,938	4,049	13,052	6,365
Adjusted Gross Profit	$56,405	$50,646	$148,923	$131,606
Adjusted Gross Margin	39.9%	45.5%	39.4%	44.8%
(1)Incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting from delays in regulatory approvals at certain cultivation facilities.
(2)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.

ASCEND WELLNESS HOLDINGS, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)
The following table presents Adjusted EBITDA for the three and nine months ended September 30, 2023 and 2022:

	Three Months Ended September 30,		Nine Months Ended September 30,
($ in thousands)	2023	2022	2023	2022
Net loss	$(11,240)	$(16,862)	$(28,871)	$(65,849)
Income tax expense	6,726	11,178	21,480	29,757
Other, net	(902)	(273)	(25,211)	(527)
Interest expense	8,963	8,434	28,419	23,711
Depreciation and amortization	14,930	7,994	44,192	20,679
Non-cash inventory adjustments(1)	2,938	4,049	13,052	6,365
Equity-based compensation	5,610	6,382	12,744	19,936
Start-up costs(2)	504	6,563	3,309	16,687
Transaction-related and other non-recurring expenses(3)	1,996	601	5,269	8,822
(Gain) loss on sale of assets	—	(296)	(226)	450
Litigation settlement	—	—	—	5,000
Adjusted EBITDA	$29,525	$27,770	$74,157	$65,031
Adjusted EBITDA Margin	20.9%	25.0%	19.6%	22.1%
(1)Consists of write-offs of expired products, obsolete packaging, and net realizable value adjustments related to certain inventory items.
(2)One-time costs associated with acquiring real estate, obtaining licenses and permits, and other costs incurred before commencement of operations at certain locations, as well as incremental expenses associated with the expansion of activities at our cultivation facilities that are not yet operating at scale, including excess overhead expenses resulting from delays in regulatory approvals at certain cultivation facilities. Also includes other one-time or non-recurring expenses, as applicable.
(3)Legal and professional fees associated with litigation matters, potential acquisitions, other regulatory matters, and other non-recurring expenses. The three and nine months ended September 30, 2023 includes a fair value adjustment related to an acquisition earn-out of $606 and $1,594, respectively. The nine months ended September 30, 2023 also includes a $1,804 reserve on a note receivable.